Co-operative Agreement on Yanlong Anticancer Ordal Liquid

Party A  : Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd
Party B  : Li Yan

Based on the principle of equality and mutual benefits, Party A and Party B have reached the following agreements after negotiation regarding the matter of cooperation on Yanlong Anticancer Oral Liquid which is developed by Party B for more than 40 years:

1.	Product

The product that developed by Party B is known as Yanlong Anticancer Oral Liquid.

2.	Payment of transfer fee and cooperation

a)	The transfer fee shall be RMB5 million;

b)
Party B has the obligation to obtain the production certificate. After the production certificate is obtained, RMB1 is accrued for Party B as technical service fee to Party B for every vial of Yanlong Anticancer Oral Liquid is produced, and is payable on quarter basis. The technical service fee will be last for five years, starting from the date of agreement signed. After five years, the technology ownership of Yanlong Anticancer Oral Liquid will be transferred to Part A.

c)
Party A shall pay RMB200,000 to Party B as upfront fee, within 30 days after the agreement signed. At the same time, Party B shall provide all technical documents related Yanlong Anticancer Oral Liquid to Party A. RMB300,000 shall be paid each month from Jan. 1, 2006, until the amount of transfer fee is paid off.

3.	Ownership of intellectual property right

During the five years, starting from the date of agreement signed, the intellectual property right of Yanlong Anticancer Oral Liquid shall be jointly owned by both parties. After the fifth year, the intellectual property right of Yanlong Anticancer Oral Liquid shall be owned by Party A only providing that the whole amount of transfer fee is settled.

4.	Data providing and confidentiality

a)
After Party B signs the agreement and receives RMB200,000 upfront fee, all the original basic technical data related to Yanlong Anticancer Oral Liquid shall be submitted to Party A for further study and determine the technical requirements for large scale production;

b)	Party B shall provide all the current data related to Yanlong Anticancer Oral Liquid to Party A without reservation;

c)	Party A shall have confidential responsibility to its technical formulation. If the disclosure occurs due to Party A, Party A shall be responsible for it and compensate RMB2 million to Party B;

d)
Party B shall not transfer the technology to the third party, if it transfers it to the third party without the consent of Party A, Party B shall return the sum paid by Party A and compensate RMB2 million Yuan to Party A.

5.	Handover and responsibilities

a)	After Party B sign the agreement, Party B shall provide all the original basic technical data related to Yanlong Anticancer Oral Liquid to the person who is assigned by Party A;

b)
During the trial manufacturing process performed by Part A, Party B shall have the obligation to assist and guide the process and Party B also has the obligation to assist Party A to commercialized the product;

c)	Party A shall have the responsibilities to reimburse Party B’s out-of-pocket expenses which incurred in the trail manufacturing process;

d)	During the large scale of production, Party B shall technical guidance to Party A on a quarterly basis or at any time requested by Party A;

e)	When Party B provides all the original basic technical data related to Yanlong Anticancer Oral Liquid to Party A, Party A shall pay RMB50,000 to Party B as technology subsidy.

6.	Liabilities for breach of agreement

Party A and Party B shall strictly follow the clauses of this agreement. If there is any dispute between the parties, both parties should negotiate with each others for solution during the course of the execution. Both parties can also apply for arbitration to Wuhan Arbitration Commission and the arbitration shall be the final resolution.

7.	The agreement shall be done in quadruplicate; both parties shall hold two copies respectively.

Party A:	Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd (sealed)
Wan Yiqing (signature)

Party B:	Li Yan (signature)

Date:	December 6, 2005